UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 25, 2017

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

151 DETROIT STREET

DENVER, COLORADO 80206

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code

(303) 333-3863

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

Item 5.07              Submission of Matters to a Vote of Security Holders.

The Special Meeting of Stockholders of Janus Capital Group Inc. (“JCG”) was held in Denver, Colorado, on April 25, 2017.  At that meeting, the stockholders considered and acted upon the following proposals:

Proposal No. 1:  Adoption of Merger Agreement.  To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of October 3, 2016, by and among Henderson Group plc, a company incorporated and registered in Jersey, Channel Islands (“Henderson”), Horizon Orbit Corp., a Delaware corporation and a direct and wholly owned subsidiary of Henderson (“Merger Sub”), and JCG, pursuant to which Merger Sub will merge with and into JCG with JCG continuing as the surviving corporation as a direct and wholly owned subsidiary of Henderson, which will be renamed Janus Henderson Group plc (“Janus Henderson”) (the “JCG merger proposal”):

	For	Against	Abstain
Proposal 1	160,345,845	1,170,562	456,382

Proposal No. 2: Approval, on an Advisory (Non-Binding) Basis, of Certain Compensatory Arrangements with JCG Named Executive Officers.  To consider and vote on a non-binding, advisory proposal to approve the compensation that may become payable to JCG’s named executive officers in connection with the consummation of the merger:

	For	Against	Abstain
Proposal 2	155,160,471	6,355,153	457,155

Proposal No. 3:  Approval, on an Advisory (Non-Binding) Basis, of a Certain Amendment to the Henderson Memorandum of Association. To consider and vote on a non-binding, advisory proposal to approve an amendment to the Henderson Memorandum of Association implementing the share consolidation of Henderson ordinary shares at a ratio of one new Janus Henderson ordinary share (or CHESS Depositary Interests (“CDIs”)) for every 10 Henderson ordinary shares (or CDIs, as applicable) outstanding, to be implemented effective upon the closing of the merger:

	For	Against	Abstain
Proposal 3	116,584,205	44,914,638	473,936

Proposal No. 4:  Approval, on an Advisory (Non-Binding) Basis, of a Certain Amendment to the Henderson Memorandum of Association. To consider and vote on a non-binding, advisory proposal to approve an amendment to the Henderson Memorandum of Association increasing the authorized share capital of Henderson from £274,363,847.00 to $720,000,000:

	For	Against	Abstain
Proposal 4	117,658,270	43,830,198	484,311

Proposal No. 5:  Approval, on an Advisory (Non-Binding) Basis, of a Certain Amendment to the Henderson Articles of Association.  To consider and vote on a non-binding, advisory proposal to approve an amendment to the Henderson Articles of Association removing preemptive rights for Janus Henderson shareholders on new issuances of Janus Henderson ordinary shares:

	For	Against	Abstain
Proposal 5	159,840,625	1,682,508	449,646

Proposal No. 6:  Approval, on an Advisory (Non-Binding) Basis, of a Certain Amendment to the Henderson Articles of Association.  To consider and vote on a non-binding, advisory proposal to approve an amendment to the Henderson Articles of Association removing the requirement that the Janus Henderson board seek the approval of Janus Henderson shareholders to issue Janus Henderson ordinary shares:

	For	Against	Abstain
Proposal 6	159,918,583	1,610,942	443,254

Proposal No. 7:  Approval, on an Advisory (Non-Binding) Basis, of a Certain Amendment to the Henderson Articles of Association.  To consider and vote on a non-binding, advisory proposal to approve an amendment to the Henderson Articles of Association requiring directors of Janus Henderson to be re-elected at each annual Janus Henderson shareholder meeting:

	For	Against	Abstain
Proposal 7	160,259,488	1,501,090	212,201

Proposal No. 8:  Adjournment of the Janus Special Meeting.  To consider and vote on a proposal to adjourn the JCG special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the JCG merger proposal (the “JCG adjournment proposal”):

	For	Against	Abstain
Proposal 8	152,058,150	9,242,241	672,388

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: April 25, 2017	By:	/s/ David W. Grawemeyer
Executive Vice President and General Counsel